UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	98-1356880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One
East Tower Singapore	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
$0 Par Value Ordinary Shares	WVE	The Nasdaq Global Market

Item 7.01	Regulation FD Disclosure.

On October 11, 2024, Wave Life Sciences USA, Inc. and Wave Life Sciences UK Limited, each direct, wholly owned subsidiaries of Wave Life Sciences Ltd. (collectively, “Wave”) were notified by Takeda Pharmaceutical Company Limited (“Takeda”) that Takeda did not intend to exercise and therefore elected to terminate its option (“Option Termination”) for the Huntingtin (“HTT”) target under the parties’ Collaboration and License Agreement dated February 19, 2018, as amended (the “Collaboration Agreement”). As HTT was the last active collaboration target under the Collaboration Agreement, the Collaboration Agreement expired with immediate effect. Since the inception of the parties’ collaboration, Takeda has paid Wave approximately $260 million.

As a result of the Option Termination, Wave is now free to advance WVE-003, its clinical-stage Huntington’s disease program, as well as any other programs targeting HTT, independently or with other partners. WVE-003 alone represents a potential $5 billion commercial opportunity, with potential to expand to $10 billion with programs targeting other single nucleotide polymorphisms (SNPs), and Wave’s recently completed SELECT-HD clinical trial has generated significant interest from prospective partners. Wave continues to expect feedback from the regulators on a potential pathway to accelerated approval for WVE-003 by the end of 2024.

Wave’s current cash runway guidance remains unchanged and Wave expects that its cash and cash equivalents will be sufficient to fund operations into 2027. Potential future milestone and other payments to Wave under its GSK collaboration are not included in its cash runway.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The information set forth in the first paragraph of Item 7.01 above is hereby incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Kyle Moran
Kyle Moran
Chief Financial Officer

Date: October 15, 2024